Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com OK TO WORK DESIGN Booz Allen Hamilton Internal ri t ll ilt I . Q4 FY25 EARNINGS CALL PRESENTATION MAY 23, 2025

2Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com PARTICIPANTS EARNINGS CALL PARTICIPANTS HORACIO ROZANSKI Chairman, Chief Executive Officer & President MATT CALDERONE Executive Vice President, Chief Financial Officer KRISTINE MARTIN ANDERSON Executive Vice President, Chief Operating Officer DUSTIN DARENSBOURG Head of Investor Relations

3Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted Disclaimer DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward- looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted EBITDA, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Booz Allen’s fiscal year ends on March 31 and unless otherwise noted, references to fiscal year, fiscal or FY are for fiscal years ended March 31. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Revenue, Excluding Billable Expenses, Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Net Leverage Ratio, which are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, revenue to Organic Revenue, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income and Adjusted Diluted EPS, net cash used in operating activities to Free Cash Flow, and net debt to Net Leverage Ratio, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry.   With respect to our expectations under “Financial Outlook", reconciliation of Adjusted Diluted EPS guidance, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue, and Adjusted Effective Tax Rate to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations with respect to Adjusted Diluted EPS, and our net income, net interest and other expenses with respect to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted Effective Tax Rate, during the course of fiscal 2026. With respect to Adjusted Diluted EPS guidance, projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance for fiscal 2026, of Adjusted EBITDA guidance through fiscal 2026, and of Adjusted Effective Tax Rate guidance through fiscal 2026 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

4Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com KEY TAKEAWAYS “Our customers are looking for value and outcomes that matter. That's what we deliver for America—Booz Allen's tech works." — Horacio Rozanski Chairman & Chief Executive Officer Excellent FY25 performance with double- digit growth on top and bottom lines Strategically aligned with the new administration's mission priorities and focus on efficiencies and outcomes Investing in the advanced technology ecosystem and scaling the best tech at speed Continue to deploy significant capital to deliver value for shareholders Resetting our business in a changing landscape

5Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com FY 2025 RESULTS Revenue $ $12.0B +12.4% Adjusted EBITDA $(1) $1.315B +11.9% Adjusted EBITDA %(1) 11.0% Flat YoY LTM Book-to-Bill(2) 1.39x Adjusted Diluted EPS(1) $6.35 +15.5% Free Cash Flow $911M Dividends $268M Share Repurchases $764M Backlog(2) $37.0B +15.3% Strategic Capital Deployment $134M Strong Execution Driving Significant Outperformance Versus Our Initial Guidance Fiscal Year 2025 Highlights (1) Reconciliations of Adjusted EBITDA, Adjusted Diluted EPS, and Free Cash Flow can be found in the Appendix, beginning on slide 10. (2) Amounts reflect the retrospective application of the Company's change in policy during the fourth quarter of fiscal 2025 as disclosed in the Company's Form 10-K for the fiscal year ended March 31, 2025.

6Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com $1.2-1.3B of Adjusted EBITDA by FY 2025 $2.7B of Capital Deployed+$3.5 - $4.5B Capital Deployed INVESTMENT THESIS FY23 – FY25 Investment Thesis Delivered Exceptional Performance, Exceeding Our Ambitious Financial Targets Adjusted EBITDA Margins of 11.0% 11.7%* Average Organic Growth *Based on simple average growth rate for the three years in the investment period. Target of $1.2-1.3B Initial Targets Excellent contract execution, operational scale, and cost management 5-8% Annual Organic Growth $1.315B FY 2025 Adjusted EBITDA Mid-10's EBITDA Margin Investment Thesis Results Strong double-digit growth throughout thesis period Strong balance sheet with ample capacity for future investment + + ☑ ☑ ☑ Exceeded Top End of Adjusted EBITDA Target Nearly All Organically

Booz Allen

↗ KEY FINANCIAL RESULTS

Q4 Summary Financial Results

- ***Strong organic growth of ~6%***
- ***Solid performance across Defense and Intel markets; Civil market flat***
- ***Efficient operations driving strong margins***
- ***0.71x quarterly book-to-bill, 1.39x LTM book-to-bill[(1)]***
- ***Backlog up 15% YoY to $37B[(1)]***
- ***Strong Free Cash Flow generation***

Revenue



$2,771
+7.3%
$2,974
Q4 FY24
Q4 FY25

Adjusted EBITDA



+10.5%
$286
10.3%
+30 bps
$316
10.6%
Q4 FY24
Q4 FY25

Adjusted Diluted EPS



$1.33
+21.1%
$1.61
Q4 FY24
Q4 FY25

Free Cash Flow



$128
+51.6%
$194
Q4 FY24
Q4 FY25

Focused Execution and Efficient Operations Driving Solid Performance

Copyright © Booz Allen Hamilton Inc. 2025

(1) Amounts reflect the retrospective application of the Company's change in policy during the fourth quarter of fiscal 2025 as disclosed in the Company's Form 10-K for the fiscal year ended March 31, 2025.

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Booz Allen

CAPITAL DEPLOYMENT

Committed to a Balanced Capital Allocation Strategy

Quarterly Dividends

Sustained Dividend Payments
Board approved quarterly dividend of $0.55/ share

Track Record of Growth
Earnings growth driving strong, sustained dividend growth since 2013

25 - 35%
Historical Dividend Payout Ratio

Strategic Transactions

Shield AI

Invested in Shield AI
Booz Allen's largest strategic investment. Builds and deploys AI-powered autonomous solutions and intelligent aircraft for the U.S. military

Technology-Centric
Co-invest and co-create to maintain leading tech advantage

Share Repurchases

Accelerated Buybacks
Deployed $310M in share repurchases in the fourth quarter

Remain Opportunistic
Based on changing economic conditions and market performance

4.3%
Outstanding shares repurchased since beginning of fiscal year

Capital Deployment Optionality Supported by Strong Balance Sheet with 2.4x Net Leverage[1]

Copyright © Booz Allen Hamilton Inc. 2025

(1) *Reconciliation of Net Leverage can be found in the Appendix, on slide 16.*

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9Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Revenue $12.0 -$12.5B FINANCIAL OUTLOOK Initiating Our FY 2026 Guidance (YoY Growth of 0 - 4.0%) Adjusted EBITDA $1,315 - $1,370M Adjusted Diluted EPS $6.20 - $6.55 Free Cash Flow $700 - $800M Assumptions • Adjusted Effective Tax Rate: 23 - 25% • Average Diluted Share Count: 123M - 125M • Capital Expenditures: $110M • Cash Taxes Related to Section 174: $80M Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Information." (Margin of ~11%)

10Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted APPENDIX

11Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com FOURTH QUARTER (1) FISCAL YEAR 2025 (3/31/25) (1) Revenue $3 billion +7.3% $12 billion +12.4% Revenue, Excluding Billable Expenses $2 billion +6.2% $8 billion +11.1% Net Income $193 million +50.8% $935 million +54.3% Adjusted EBITDA (2) $316 million +10.5% $1,315 million +11.9% Adjusted EBITDA Margin on Revenue (2) 10.6% 30bps 11.0% — Adjusted Net Income $203 million +17.3% $815 million +13.4% Diluted EPS $1.52 +55.1% $7.25 +58.0% Adjusted Diluted EPS $1.61 +21.1% $6.35 +15.5% Net Cash Provided by Operating Activities $218 million +51.4% $1,009 million +289.6% Booz Allen Hamilton Restricted Q4 & Fiscal 2025 Results KEY FINANCIAL RESULTS (1) Comparisons are to prior fiscal year period. (2) Reconciliations of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue can be found on Slide 13. Net income margin was 6.5% and 4.6% and for the three and twelve months ended March 31, 2025.

12Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted Non-GAAP Financial Information DISCLAIMER • “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs such as subcontractor expenses, travel expenses, and other non-labor expenses incurred to perform on contracts. Billable expenses generally have lower margin and thus are less indicative of our profit generation capacity. • "EBITDA” represents net income attributable to common stockholders before income taxes, net interest expense, net and other income (expense), net, and depreciation and amortization. • “Adjusted EBITDA” represents net income attributable to common stockholders before income taxes, net interest, net and other income (expense), net and depreciation and amortization and before certain other items, including the change in provision for claimed costs for historical rate years, acquisition and divestiture costs, financing transaction costs, DC tax assessment adjustment, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and the insurance recoveries related to the settlement of that matter. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin on Revenue to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • “Adjusted Net Income” represents net income before: (i) change in provision for claimed costs for historical rate years, (ii) acquisition and divestiture costs, (iii) financing transaction costs, (iv) acquisition amortization, (v) DC tax assessment adjustment, (vi) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and the insurance recoveries related to the settlement of that matter, (vii) non-recurring adjustments to cost method investments, and (viii) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2025. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. • "Adjusted Effective Tax Rate" represents income tax expense (benefit) excluding the income tax effects of adjustments to net income, divided by adjusted earnings before income tax expense • "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months. • "Organic Revenue" and "Organic Revenue Growth" represent growth in consolidated revenue adjusted for revenue from acquisitions and divestitures.

Booz Allen

↗ FINANCIAL INFORMATION

Non-GAAP Financial Information (Unaudited)

(In millions, except share and per share data)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024	Fiscal Year Ended March 31, 2025	Fiscal Year Ended March 31, 2024
Revenue, Excluding Billable Expenses				
Revenue	$ 2,974	$ 2,771	$ 11,980	$ 10,662
Less: Billable expenses	928	845	3,780	3,282
Revenue, Excluding Billable Expenses*	$ 2,046	$ 1,926	$ 8,200	$ 7,380
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue				
Net income	$ 193	$ 128	$ 935	$ 606
Income tax expense	49	91	284	248
Interest expense, net and other income (expense), net (a)	32	45	151	160
Depreciation and amortization	42	40	165	164
EBITDA	$ 316	$ 304	$ 1,535	$ 1,178
Change in provision for claimed costs (b)	—	—	(113)	(18)
Acquisition and divestiture costs (c)	—	2	8	7
Financing transaction costs (d)	—	—	—	1
DC tax assessment adjustment (e)	—	(20)	—	(20)
Legal matter reserve (f)	—	—	—	27
Insurance recoveries (g)	—	—	(115)	—
Adjusted EBITDA	$ 316	$ 286	$ 1,315	$ 1,175
Net income margin	6.5 %	4.6 %	7.8 %	5.7 %
Adjusted EBITDA Margin on Revenue	10.6 %	10.3 %	11.0 %	11.0 %

Due to the fiscal 2025 change in rounding presentation to millions, comparative period presentation within this presentation has been adjusted accordingly.

* Revenue, Excluding Billable Expenses includes $113 million and $18 million of revenue for the the fiscal year ended March 31, 2025 and 2024 respectively, resulting from the reduction to our provision for claimed costs as noted below.

Copyright © Booz Allen Hamilton Inc. 2025

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14Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted Non-GAAP Financial Information (Unaudited) FINANCIAL INFORMATION   Three Months Ended March 31, Fiscal Year Ended March 31, (In millions, except share and per share data) 2025 2024 2025 2024 Adjusted Net Income Net income $ 193 $ 128 $ 935 $ 606 Change in provision for claimed costs (b) — — (113) (18) Acquisition and divestiture costs (c) — 2 8 7 Financing transaction costs (d) — — — 1 Acquisition amortization (h) 13 14 54 54 DC tax assessment adjustment (e) — (20) — (20) Legal matter reserve (f) — — — 27 Non-recurring adjustments to cost method investments (h) — 6 — 6 Insurance recoveries (g) — — (115) — Amortization or write-off of debt issuance costs and debt discount 1 1 4 4 Adjustments for tax effect (i) (4) 42 42 52 Adjusted Net Income $ 203 $ 173 $ 815 $ 719 Adjusted Diluted Earnings per Share Weighted-average number of diluted shares outstanding 126,255,581 130,040,939 128,290,417 130,815,903 Diluted earnings per share $ 1.52 $ 0.98 $ 7.25 $ 4.59 Adjusted Net Income Per Diluted Share (j) $ 1.61 $ 1.33 $ 6.35 $ 5.50 Free Cash flow Net cash provided by operating activities $ 218 $ 144 $ 1,009 $ 259 Less: Purchases of property, equipment and software (24) (16) (98) (67) Free Cash Flow $ 194 $ 128 $ 911 $ 192

15Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted Non-GAAP Financial Information DISCLAIMER (a) Reflects the combination of Interest expense, net and Other income (expense), net from the consolidated statement of operations. (b) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, “Commitments and Contingencies,” to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information. (c) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has submitted a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. (“EverWatch”) in fiscal 2023 and PAR Government Systems Corporation (“PGSC”) in fiscal 2025. See Note 5, “Acquisitions and Divestitures,”to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information. (d) Reflects expenses associated with debt financing activities incurred during the second quarters of fiscal 2024 and 2023. (e) Reflects the impact (specifically the revenue from recoverable expenses) of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue (“DC OTR”). See Note 13, “Income Taxes,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information. (f) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, “Commitments and Contingencies,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information. (g) Reflects insurance recoveries from claims related to the Company’s fiscal 2024 settlement as described in Note 19, “Commitments and Contingencies,”to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information. (h) Represents non-recurring valuation adjustments to the Company's cost method investments, primarily the write-off of one of its investments in the fourth quarter of fiscal 2024. (i) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The prior period tax effect also includes an adjustment related to the indirect effects of the application of Section 174 of the Tax Cuts and Jobs Act of 2017 (($22) million for fiscal 2024), and the impact of the Company's unfavorable ruling from the District Columbia Court of Appeals related to contested tax assessments from the DC OTR ($43 million for the three and twelve months ended March 31, 2024, respectively). See Note 13, “Income Taxes,” to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2025 for further information. (j) Excludes adjustments of approximately $1 million and $5 million of net earnings for the three and twelve months ended March 31, 2025, respectively, and approximately $1 million and $5 million of net earnings for the three and twelve months ended March 31, 2024 respectively, associated with the application of the two-class method for computing diluted earnings per share.

Booz Allen

↗ FINANCIAL INFORMATION

Non-GAAP Financial Information (Unaudited)

(In thousands, except share and per share data)	Fiscal Year Ended March 31, 2025	Fiscal Year Ended March 31, 2024
Net income	$ 935	$ 606
Income tax expense	284	248
Interest expense, net and other income (expense), net (a)	151	160
Depreciation and amortization	165	164
EBITDA	$ 1,535	$ 1,178
Change in provision for claimed costs (b)	(113)	(18)
Acquisition and divestiture costs (c)	8	7
Insurance recoveries (d)	(115)	—
Financing transaction costs (e)	—	1
DC tax assessment adjustment (f)	—	$ (20)
Legal matter reserve (g)	—	$ 27
Last 12 months Adjusted EBITDA	$ 1,315	$ 1,175
Total Debt	$ 3,998	$ 3,412
Less: Cash	885	554
Net Debt	$ 3,113	$ 2,858
Net Leverage Ratio (h)	2.4	2.4

(a) Reflects the combination of Interest expense, net and Other income (expense), net from the consolidated statement of operations.

(b) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 19, "Commitments and Contingencies," to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(c)Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has submitted a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. ("EverWatch") in fiscal 2023 and PAR Government Systems Corporation ("PGSC") in fiscal 2025. See Note 5, "Acquisitions and Divestitures,"to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(d) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 19, "Commitments and Contingencies,"to the consolidated financial statements in the Company's Form 10-K for the fiscal year ended March 31, 2025 for further information.

(e) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2024.

(f)Reflects the impact (specifically the revenue from recoverable expenses) of the Company's unfavorable ruling from the District of Columbia Court of Appeals related to contested tax assessments from the District of Columbia Office of Tax and Revenue ("DC OTR"). See Note 13, "Income Taxes," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(g) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(h) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com

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17Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted Financial Results – Key Drivers FINANCIAL INFORMATION Fourth Quarter Fiscal 2025 – Below is a summary of the key factors driving results for the fiscal 2025 fourth quarter ended March 31, 2025 as compared to the prior year period: • Revenue increased 7.3% to $3 billion. Revenue growth was primarily driven by strong demand for our solutions, outcomes, and services, as well as an increase in headcount to meet that demand, and higher billable expenses. • Net income increased to $193 million from $128 million, driven by the same factors benefiting revenue growth as well as ongoing cost management efforts. In addition, prior year income tax expense was higher primarily as a result of discrete non-recurring state tax matters as previously disclosed. Net income was also affected by a $13 million gain on sale of an investment in fiscal 2025 as compared to a $6 million negative fair value adjustment (primarily from the write-off of an investment) in fiscal 2024, resulting in a $19 million increase year over year. • EBITDA increased to $316 million from $304 million. These changes were primarily due to the same factors benefiting revenue growth as well as ongoing cost management efforts. • Diluted EPS increased to $1.52 from $0.98, driven by the same factors benefiting Net Income growth, in addition to a reduction in share count. • Net cash provided by operating activities was $218 million for the quarter ended March 31, 2025, as compared to $144 million in the prior year. The change in operating cash was primarily impacted by timing of tax payments and certain operating cash inflows.